UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee 38197

(Address of Principal Executive Offices, and Zip-Code)

Registrant’s telephone number, including area code: (901) 419-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 23, 2020, International Paper Company (the “Company”) entered into a Consent and Waiver Agreement (the “Consent Agreement”) with Graphic Packaging Holding Company (“GPK”), GPI Holding III, LLC (“GPI”), and Graphic Packaging International Partners, LLC (“GPIP”) pursuant to which GPIP agreed to repurchase from the Company common units (“Units”) of GPIP with the number of Units and the repurchase price determined based on a prior 10-trading day volume weighted average price calculated with reference to the delivery date and time of a Notice of Exchange (as defined in the Exchange Agreement, which is defined below).

On January 24, 2020, the Company delivered a Notice of Exchange pursuant to the terms of the Exchange Agreement, dated January 1, 2018, by and among the Company, GPK, GPI and GPIP (the “Exchange Agreement”) to exchange 15,150,784 Units, or approximately 19% of the aggregate Units owned by the Company. The number of Units covered by the Notice of Exchange was the maximum number permitted by the Exchange Agreement based on a prior 10-trading day volume weighted average price of $16.5008. Pursuant to the Consent Agreement, GPIP will repurchase the Units for an aggregate price of $250 million. The repurchase is expected to close on January 29, 2020. Following the repurchase, the Company will own 64,760,807 Units, which equates to an ownership interest of approximately 18.3% in GPIP.

The Company intends to provide additional information regarding the above transaction on its fourth quarter 2019 earnings call scheduled for January 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ Sharon R. Ryan
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel & Corporate Secretary

Date: January 28, 2020

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